UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 26, 2004

CATAPULT COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-24701 (Commission File Number)	77-0086010 (IRS Employer Identification No.)

160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)

650-960-1025
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Catapult Communications Corporation (the “Company”) adopted the Executive Officer Fiscal Year 2005 Variable Compensation Plan (the “Plan”), pursuant to which the Company’s executive officers may receive performance-based compensation based principally on the Company’s achieving specified revenue targets.

The material terms of the Plan are as follows:

•	Each executive officer is assigned a target bonus for Fiscal Year 2005;

•	The target bonus for each executive officer is paid linearly based upon the Company’s achievement of a specified minimum percentage of the Company’s quarterly revenue targets, with 100% of a target bonus paid at 100% of revenue target achieved; additional bonus is payable if achieved revenues surpass 100% of revenue targets;

•	The decision to award an executive officer’s bonus is subject to quarterly evaluation by the Committee based on personal and Company performance; and

•	Revenue targets for the third and fourth quarters of Fiscal Year 2005 are preliminary and are subject to review and modification by the Committee in consultation with the Company’s Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
10.1	Executive Officer Fiscal Year 2005 Variable Compensation Plan*

*	Confidential treatment has been requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher Stephenson
Christopher Stephenson
Chief Financial Officer

Date: November 3, 2004

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Executive Officer Fiscal Year 2005 Variable Compensation Plan*

*	Confidential treatment has been requested for certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.